SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2003
FILE NUMBER 811-6463
SERIES NO.: 10


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   15,065
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                    5,614
              Class C                    1,637
              Class R                       33
              Investor Shares                8


74V.     1.   Net asset value per share (to nearest cent)
              Class A                   $20.02
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                   $19.23
              Class C                   $19.24
              Class R                   $19.98
              Investor Shares           $20.01